Exhibit 99.1

NEWS RELEASE

APOGEE

APOGEE ANNOUNCES AGREEMENT TO ACQUIRE WINDOW COMPANY, EFCO CORPORATION, FOR $195 MILLION

Acquisition aligns with growth strategies

Apogee to host investor conference call today at 9 a.m. CT/10 a.m. ET

MINNEAPOLIS (Monday, May 1, 2017) – Apogee Enterprises, Inc. (Nasdaq:APOG) announced today that it has entered into an agreement to acquire 100 percent of the stock of privately-held EFCO Corporation from Pella Corporation for approximately $195 million. EFCO is a leading U.S. manufacturer of architectural aluminum window, curtainwall, storefront and entrance systems for commercial construction projects. Apogee, which provides distinctive value-added glass and metal solutions for the architectural and picture framing industries, expects to close on the purchase of EFCO in the first half of fiscal 2018, pending regulatory approval.

“Our acquisition of EFCO will accelerate our growth strategies, and expand our presence in mid-size commercial buildings, broaden our product offerings and increase our geographic presence across the United States,” said Joseph F. Puishys, Apogee chief executive officer. “EFCO operates in a space we know and structurally has similar operations to those across the Apogee businesses. In addition, with its broad range of high-performance window, curtainwall and storefront products, it rounds out the Apogee product offering. We also see significant margin enhancement opportunities as we leverage Apogee’s scale, operational excellence expertise and supply chain synergies that build on initiatives already being implemented by EFCO’s strong management team.

“EFCO is a growing and profitable company, with annual revenues of more than $250 million that are largely generated from less cyclical mid-size and small commercial projects, a target Apogee growth sector,” he said. “We expect this acquisition to generate cash and be accretive to Apogee’s EBITDA and earnings per share, excluding transaction costs, this fiscal year. We expect to generate $10 million to $15 million in annual synergies and operational efficiencies by fiscal 2020.”

EFCO’s management team will continue to lead the business following the acquisition close. “A leader in commercial construction products, Apogee is an ideal parent company for EFCO,” said Cameron McGinley, EFCO president. “We are pleased to be joining the Apogee family and look forward to working with Apogee to capitalize on product, market and operational opportunities for EFCO.”

Added Puishys, “We are buying a great asset that can be even greater, and we expect EFCO will contribute to Apogee’s continued strong performance in the commercial construction industry. We are especially pleased that Cameron and his leadership team, who have cultivated a culture of quality, innovation, value and service consistent with Apogee and are driving strategies that are improving profitability, will continue to lead EFCO.”

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee is funding the EFCO acquisition from cash and its recently expanded credit facility. EFCO will be a ninth independent operating unit in the Apogee portfolio and reported as part of the architectural framing systems segment.

CONFERENCE CALL TODAY

Apogee will host a teleconference and webcast at 9 a.m. Central Time/10 a.m. Eastern Time today, May 1. To participate in the teleconference, call (866) 525-3151 toll free or (330) 863-3393 international, access code 16716827. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on investors, then overview and then the webcast link on that page. The webcast also will be archived for replay on the company’s web site.

ABOUT EFCO CORPORATION

EFCO, founded in 1951, is headquartered in Monett, MO, where full production capabilities are located; it has additional facilities in Missouri, Illinois and Virginia. It is a leading U.S. manufacturer of architectural aluminum window, curtainwall, storefront and entrance systems for commercial construction projects. EFCO has approximately 1,600 employees and has been owned by Pella Corporation since 2007.

ABOUT APOGEE ENTERPRISES

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

-	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.
-	Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau, a manufacturer of custom aluminum window systems and curtainwall; Sotawall, a manufacturer of unitized curtainwall systems; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; Alumicor, a fabricator of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.
-	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation companies.
-	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

FORWARD-LOOKING STATEMENTS

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) global economic conditions and the cyclical nature of the

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to effectively utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) changes in consumer and customer preference, or architectural trends and building codes; (H) dependence on a relatively small number of customers in certain business segments; (I) revenue and operating results that could differ from market expectations; (J) self-insurance risk related to a material product liability or other event for which the company is liable; (K) dependence on information technology systems and information security threats; (L) cost of compliance with and changes in environmental regulations; (M) interruptions in glass supply; (N) loss of key personnel and inability to source sufficient labor; (O) integration of recent acquisition; and (P) ability to close pending transaction. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2017.

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com